UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2012 (June 15, 2012)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(IRS Employer Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 15, 2012, ABF Freight System, Inc. (ABF), the largest subsidiary of Arkansas Best Corporation (Nasdaq: ABFS) entered into a Receivables Loan Agreement (“the Agreement”) among ABF Freight Funding LLC, as Borrower, ABF Freight System, Inc., as initial Servicer and PNC Bank, National Association, as the Lender, the LC Issuer, and as Agent for the Lender. A copy of the agreement is attached as an exhibit to this Current Report on Form 8-K.

The Receivables Loan Agreement, which matures on June 15, 2015, provides for a $75.0 million accounts receivable securitization facility subject to the level of qualifying accounts receivables. Any future borrowings under the facility would be secured by a lien on and security interest in the related accounts receivable, as well as the associated collection bank accounts. Advances have no scheduled maturity date, and are payable upon termination of the Agreement. Advances bear interest based upon LIBOR, plus a margin as specified in the fee letter. ABF Freight Funding LLC, a subsidiary of Arkansas Best Corporation, also pays fees to the agent, for the account of the Lender, based on the amount of the accounts receivable facility.

Upon the occurrence, and during the continuance, of an Amortization Event (as defined in the Agreement), including but not limited to nonpayment of fees when due, failure to perform or observe certain terms, covenants or agreements under the Agreement, in the event of insolvency and certain defaults of other indebtedness, the administrative agent may terminate the obligation of the lenders under the Agreement to make advances and declare any outstanding obligations under the Agreement immediately due and payable.

The Receivables Loan Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for financings of this type. As of the date hereof, there have been no borrowings under this facility. The Agreement includes a provision under which the Borrower may request and the LC Issuer may issue standby letters of credit, primarily in support of workers’ compensation and third-party casualty claims liabilities in various states in which certain subsidiaries of Arkansas Best Corporation are self-insured. Outstanding standby letters of credit reduce the availability of borrowings under the facility. As of the date hereof, $2.2 million of standby letters of credit have been issued under the facility which reduced the available borrowing capacity to $72.8 million.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Please see the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” on this Form 8-K, which discussion is incorporated by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

10.1        Receivables Loan Agreement, dated as of June 15, 2012, among ABF Freight Funding LLC, ABF Freight System, Inc., and PNC Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

(Registrant)

Date:	June 20, 2012	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Receivables Loan Agreement